Exhibit 10.2

HERITAGE COMMERCE CORP
RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (the "Agreement") between HERITAGE COMMERCE CORP (the "Company") and WALTER KACZMAREK ("Executive") is effective as of March 17, 2005 (the "Effective Date").

R E C I T A L S:

WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved and authorized the Stock Award (as hereinafter defined) and the Company's entry into this Agreement with the Executive; and

WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of the Executive's Stock Award.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

    Definitions.

      "Affiliate" means (i) any entity that is controlled by the Company, whether directly or indirectly, and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

      "Beneficiary" means any person(s) designated by the Executive on a beneficiary designation form, or, if no form, any person(s) entitled to receive any amounts owing to the Executive upon his death by reason of having been named in the Executive's will or trust agreement or having qualified as a taker of the Executive's property under the laws of intestacy.

      "Board" means the Board of Directors of Heritage Commerce Corp.

      "Change of Control" shall mean:

        the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock" or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Company, (ii) any acquisition by the Company that reduces the number of shares issued and outstanding through a stock repurchase program or otherwise, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Subsection (c) of this Section 1(d)(i); or

        a majority of the individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason other than resignation, death or disability to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of this Agreement, or of the action of the Board, providing for such Business Combination; or

        approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended and any successor provisions to such sections.

      "Committee" means the Compensation Committee appointed by the Board.

      "Disability" shall mean a physical or mental condition of the Executive which occurs and persists and which, in the written opinion of a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, and, in the written opinion of such physician, the condition will render Executive unable to return to his duties for an indefinite period of not less than 90 days.

      "Employment Agreement" shall mean that certain Employment Agreement dated of even date herewith by and between the Executive and the Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means the closing price of a Share on the NASDAQ National Market as published in the Wall Street Journal; if, however, there is no trading of Shares on the date in question, then the closing price of the Shares as so reported, on the last preceding date on which there was trading shall instead be used to determine Fair Market Value. If Fair Market Value for any date in question cannot be determined as provided above, Fair Market Value shall be determined by the Committee by whatever method or means the members, in the good faith exercise of their discretion, at that time shall deem appropriate.

      "Good Reason" shall have the meaning afforded in the Employment Agreement.

      "Retirement" means retirement in accordance with the policies of the Company or Affiliate which employs the Executive.

      "Shares" means shares of Common Stock, no par value, of the Company or such other securities as may be issued pursuant to an adjustment made under Section 2 of this Agreement.

      "Tax Withholding Date" shall mean the earliest date the obligation to withhold tax with respect to a Stock Award arises.

    Award of Stock. Subject to the terms and conditions of this Agreement, the Company hereby awards the Executive fifty-one thousand (51,000) Shares (the "Stock Award"). Subject to adjustment as provided in Section 8, there shall be reserved for issuance fifty-one thousand (51,000) Shares for the purpose of this Stock Award. Receipt of this Stock Award does not confer upon Executive any rights of a shareholder with respect to any Shares subject to the Stock Award except as provided herein.

    Vesting of Stock Award. The unvested portion of this Stock Award is subject to forfeiture. Subject to the terms of this Agreement, including without limitation, the Executive's fulfillment of the employment requirements in Section 5 below, the Stock Award will vest and become free of restrictions in accordance with the following schedule (except in the case of the Executive's termination of employment due to his death, Disability, without Cause or for Good Reason or an earlier Change of Control of the Company):

Date	Percentage of Stock Award That Will Vest And Become Free of Restrictions
On the third anniversary of the Effective Date	25%
On the fourth anniversary of the Effective Date	25%
On the fifth anniversary of the Effective Date	25%
On the sixth anniversary of the Effective Date	25%

    As soon as administratively feasible after the vesting of any portion of the Stock Award and the Executive's payment of any applicable taxes, the Company will deliver to the Executive (or to the Executive's designated Beneficiary if the Executive is not then living) evidence of the Executive's ownership (by book entry or certificate), of the Shares subject to the Stock Award that have vested and for which the Executive has paid any applicable taxes. The Executive will have a taxable event on the date that each tranche of the Executive's Stock Award vests. By accepting the Stock Award, the Executive, his Beneficiary(ies), or legal representative shall be conclusively deemed to have indicated his or their acceptance and ratification of, and consent to, any action taken by the Committee or the Company.

    Cancellation of Stock Award. The Committee has the right to cancel all or any portion of the Stock Award, whether or not vested or deferred, if the Committee determines in good faith that the Executive has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for Cause (as defined in the Employment Agreement); or (vi) engaged in any activity in competition with the business of the Company or any subsidiary or Affiliate of the Company. The Committee Chairman shall have the power and authority to suspend all or any portion of the Stock Award if the Committee Chairman makes in good faith the determination described in the foregoing sentence. Any such suspension of a Stock Award shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting. This Section 4 shall have no application for a two year period following a Change of Control of the Company. A breach by the Executive, his Beneficiary(ies), or legal representative, of any restrictions, terms or conditions contained in this Agreement, or otherwise established by the Committee with respect to the Stock Award will, unless waived in whole or in part by the Committee, cause a forfeiture of the Stock Award.

    Employment Requirements. Except as provided herein, the Executive must remain employed by the Company or one of its Affiliates until the Executive's Stock Award (or portion thereof) has vested to retain the Stock Award (or portion thereof, as the case may be). If the Executive's employment ceases for any reason (other than due to the Executive's death, Disability, without Cause or for Good Reason) before the Executive's entire Stock Award has fully vested, including, without limitation, due to the Executive's Retirement, the Executive will forfeit that portion of the Stock Award that has not vested as of the date the Executive's employment ceases unless the Committee determines otherwise. If the Executive's employment terminates due to the Executive's death, Disability, without Cause or for Good Reason prior to the Executive's Stock Award fully vesting, the unvested portion of the Executive's Stock Award will vest as of the date of the Executive's termination.

    Effect of a Change of Control. The Stock Award will vest and become free of restrictions on the date a Change of Control of the Company occurs.

    Nontransferability. Until it has vested, the Executive may not assign or transfer any portion the Stock Award nor any of the Executive's rights pertaining thereto by any means other than by will or the laws of descent and distribution.

    Voting and Dividends. The Executive shall have the right to vote Shares comprising any portion of the Stock Award that has not vested and to receive any cash dividends or cash distributions that may be paid with respect thereto. In the event of a stock dividend, stock distribution, stock split, division of Shares or other corporate structure change, any outstanding Stock Award shall be automatically adjusted so that the value of the Executive's interest shall not be decreased by reason of the occurrence of such event. Any such adjustment which results in the issuance of additional Shares with respect to any unvested share of the Executive's Stock Award will be subject to the same restrictions as is such unvested share of the Stock Award.

    No Right to Continued Employment. Nothing in this Agreement shall confer on the Executive any right to continue in the employment of the Company or its Affiliates for any given period or on any specified terms nor in any way affect the Company's or its Affiliates' right to terminate the Executive's employment without prior notice at any time for any reason or for no reason.

    Compliance with Laws and Regulations. The Stock Award and the obligation of the Company to deliver the Shares subject to the Stock Award are subject to compliance with all applicable laws, rules and regulations, to receipt of any approvals by any government or regulatory agency as may be required, and to any determinations the Company may make regarding the application of all such laws, rules and regulations.

    Restricted Stock

        Stock Certificates. Shares of restricted stock shall be evidenced by issuance of a stock certificate(s), which shall be held by the Company. Such certificate(s) shall be registered in the Executive's name and shall bear an appropriate legend which refers to the restrictions applicable to such Stock Award. Alternatively, Shares may be recorded in book entry form.

        Forfeiture; Delivery of Shares. Except as set forth in Section 5, upon termination of the Executive's employment prior to fully vesting, all Shares of restricted stock shall be forfeited and reacquired by the Company. However the Committee may waive, in whole or in part, any or all remaining restrictions applicable to the Stock Award. Shares comprising any Stock Award held by the Company that are no longer subject to restrictions shall be delivered to the Executive (or his Beneficiary) promptly after the applicable restrictions lapse or are waived.

        The Company will, if required by applicable law, withhold the minimum statutory amount of Federal, state and/or local withholding taxes in connection with the vesting of the Stock Award. The Executive may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) by delivery to the Company of already-owned Shares which have been held by the individual for at least six months having a Fair Market Value, as of the Tax Withholding Date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise or vesting of a Stock Award; (iii) by authorizing the Company to withhold from the Shares otherwise issuable to the individual pursuant to vesting of a Stock Award, a number of Shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the amount of the withholding tax obligation; or (iv) by a combination of such methods of payment. If the amount requested is not paid, the Company may refuse to satisfy the Stock Award.

    Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

Company:	HERITAGE COMMERCE CORP 150 Almaden Blvd San Jose, CA 95113 Attn: Corporate Secretary

with a copy to:	Buchalter, Nemer, Fields & Younger 601 South Figueroa Street, Suite 2400 Los Angeles, CA 90017 Attn: Mark A. Bonenfant, Esq.

Executive:	Walter Kaczmarek 150 Almaden Blvd. San Jose, CA 95113

    Force and Effect. The various provisions of this Agreement are severable in their entirety. Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

    Successors. This Agreement shall be binding upon and inure to the benefit of the successors of the respective parties.

    Amendment and Termination. The Committee may amend, modify or terminate the Agreement, at any time, in such respects as it shall deem advisable. Any such amendment, modification or termination shall not, without the consent of the Executive, adversely affect his rights under the Stock Award.

    THE COMPANY AND THE EXECUTIVE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. THE COMPANY AND THE EXECUTIVE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

    Attorney Fees. In the event of any action, suit or proceeding brought under or in connection with this Agreement, the prevailing party therein shall be entitled to recover, and the other party hereto agrees to pay, the prevailing party's costs and expenses in connection therewith, including reasonable attorneys' fees.

    Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

  IN WITNESS WHEREOF, Heritage Commerce Corp has caused this Agreement to be executed by an appropriate officer and the Executive has executed this Agreement, both as of the date and year first above written.

  "COMPANY":

  HERITAGE COMMERCE CORP

  By:
  William J. Del Biaggio, Jr.
  Chairmen Of The Board

  "EXECUTIVE":

  Walter Kaczmarek